As filed with the Securities and Exchange Commission on November 4, 2010

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISION-SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3430173 (I.R.S. Employer Identification Number)

40 Ramland Road South Orangeburg, New York (Address of Principal Executive Offices)	10962 (Zip Code)
2007 STOCK INCENTIVE PLAN
(Full title of the Plan)

Katherine Wolf
Chief Financial Officer and Executive Vice President, Corporate Development
Vision-Sciences, Inc.
40 Ramland Road South
Orangeburg, New York 10962
(Name and address of agent for service)

(845) 365-0600
(Telephone number, including area code, of agent for service)

with a copy to:

Marc P. Press, Esq.
Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.01 par value (1)	1,000,000 shares	$1.415	$1,415,000.00 (2)	$100.89

(1) Represents the number of shares of Common Stock authorized for issuance pursuant to the Registrant’s 2007 Stock Incentive Plan, as amended (the “Plan”), in addition to the 119,001 shares of Common Stock remaining unsold and available for issuance on the date hereof under the Plan prior to amendment.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”) that, by reason of certain events specified in the plan (e.g., anti-dilution adjustments), become subject to such plan.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 2, 2010 of $1.415, in accordance with Rules 457(c) and 457(h) of the Securities Act.

INTRODUCTION

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, relating to 1,000,000 shares of the Registrant’s Common Stock, to be offered under the Registrant’s 2007 Stock Incentive Plan (the “Plan”), which was amended following approval by the Board of Directors and the stockholders of the Registrant to increase the number of shares of Common Stock which are authorized to be issued under the Plan by 1,000,000 shares of Common Stock (subject to adjustment in accordance with the Plan).  The shares of Common Stock are being registered in addition to the Common Stock previously registered for issuance of the Registrant’s Registration Statement (the “2008 Registration Statement”) on Form S-8 concerning the Plan filed with the Commission on January 16, 2008 (Registration No. 333-148721), of which 119,001 shares of Common Stock remain unsold and available for issuance on the date hereof.  Pursuant to General Instruction E to Form S-8, the contents of the 2008 Registration Statement are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which are filed with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(1)           The Registrant’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(2)           All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

(3)           The description of the Common Stock of the Registrant, contained in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

Exhibit	Description
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended to date
3.2(2)	By-Laws of the Registrant, as amended to date
4.1(3)	2007 Stock Incentive Plan
5.1	Opinion of Cole, Schotz, Meisel, Forman & Leonard, P.A.
23.1	Consent of Cole, Schotz, Meisel, Forman & Leonard, P.A. (included in Exhibit 5.1)
23.2	Consent of BDO USA, LLP (formerly BDO Seidman, LLP)
23.3	Consent of Amper, Politziner & Mattia, LLP
24	Power of Attorney (included on the signature page to this Registration Statement)

(1)	Incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(2)	Incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed on July 15, 2009.

(3)	Incorporated by reference from Appendix A to the Registrant’s Proxy Statement on Schedule 14A as filed on July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of New York, on this 4th day of November 2010.

VISION-SCIENCES, INC.

By: /s/ Warren Bielke
Name: Warren Bielke
Title: Interim Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature below appears below constitutes and appoints Warren Bielke and Katherine Wolf, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Warren Bielke Warren Bielke	Interim Chief Executive Officer (Principal Executive Officer), Director	November 4, 2010

/s/ Katherine Wolf Katherine Wolf	Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2010

/s/ David W. Anderson David W. Anderson	Director	November 4, 2010

/s/ Lothar Koob Lothar Koob	Director	November 4, 2010

/s/ Katsumi Oneda Katsumi Oneda	Director	November 4, 2010

/s/ Lewis C. Pell Lewis C. Pell	Director	November 4, 2010

/s/ John J. Rydzewski John J. Rydzewski	Director	November 4, 2010

EXHIBITS

Exhibit	Description
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended to date
3.2(2)	By-Laws of the Registrant, as amended to date
4.1(3)	2007 Stock Incentive Plan (as amended0
5.1	Opinion of Cole, Schotz, Meisel, Forman & Leonard, P.A.
23.1	Consent of Cole, Schotz, Meisel, Forman & Leonard, P.A. (included in Exhibit 5.1)
23.2	Consent of BDO USA, LLP (formerly BDO Seidman, LLP)
23.3	Consent of Amper, Politziner & Mattia, LLP
24	Power of Attorney (included on the signature page to this Registration Statement)

(1)	Incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(2)	Incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed on July 15, 2009.

(3)	Incorporated by reference from Appendix A to the Registrant’s Proxy Statement on Schedule 14A as filed on July 22, 2010.